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Exhibit 10.54

REGULATIONS OF THE PARIBOURSESBF SA STOCK OPTION PLAN
APPROVED BY THE BOARD OF DIRECTORS OF PARIBOURSESBF SA ON 30 MAY 2000
AND ADDITIONAL CLAUSE APPROVED ON 26 JUNE 2002

INTRODUCTION:

In parallel with the development of our employee shareholding scheme, which gave you the opportunity to become a shareholder by buying shares in ParisBourseSBF SA (hereinafter the "Company") through the Company Mutual Fund ("ParisBourse Actions") on the privileged terms afforded under the Company(1)s tax-efficient savings plan (PEE), the board of directors resolved on 30 May 2000 to give you the opportunity to share in our company's performance by granting you options to buy shares in PARISBOURSESBF SA (hereinafter the "Options").

The purpose of this document is to explain to you the main features of the PARISBOURSESBF SA stock option plan (hereinafter the "Plan").

The Plan is governed by the provisions of articles L 208-1 to L 208-8 of Law 66-537 of 24 July 1966.

At the extraordinary meeting of PARISBOURSESBF SA shareholders held on 26 April 2000, shareholders authorised the board of directors to grant options to buy the PARISBOURSESBF SA shares previously bought back by the Company (hereinafter the "Shareholders" Authorisation").

Further to this authorisation, the board of directors resolved, at a meeting held on 30 May 2000, to grant the Options on 27 June 2000 (the "Grant Date"). The terms and conditions applicable to the Options have been drawn up by the board of directors and are detailed in these Regulations.

1.     BENEFICIARIES:

Plan beneficiaries (hereinafter the "Beneficiaries") are determined at the discretion of the board of directors.

For the purpose of this Plan, beneficiaries are persons who, as of 30 May 2000, had:

either, been employees of the company for at least three months, or, held mandates as president of the board of directors, chief executive or deputy chief executive for at least three months.

2.     DURATION OF THE PLAN:

The plan has a duration of seven years, running from 27 June 2000 to 26 June 2007.

Any Options not exercised at the end of this period will expire.

3.     EXERCISE OF THE OPTIONS:

Each Option granted gives the holder the right to buy one share in the Company at a predetermined price (hereinafter the "Exercise Price") subject to the conditions established in this Plan.

Options may be exercised in one single or several successive transactions, at the discretion of the Beneficiary.

3.1 Option Exercise Price:

The Exercise Price has been fixed at FF 258.92 (EUR 39.47) per share.

The Exercise Price cannot be changed during the life of the Options, subject to the provisions of article 5 below.

3.2 Exercise date:

The Options cannot be exercised before 27 June 2002. From this date, they may be exercised at any time over the duration of the Plan, subject to the provisions of article 3.3 below.

3.3 Conditions for exercise of options:

        1.     Beneficiaries will be permitted to exercise their Options only if they are still employees or company directors of PARlSBOURSESBF SA on the exercise date, unless the company(1)s board of directors rules otherwise.

However, in the event of their redundancy, Beneficiaries will be permitted to exercise their Options regardless of the fact that on the exercise date they are no longer employees of the company, provided that they had the right to exercise the Options on the date of their redundancy. However, in the event of their dismissal for gross negligence or gross misconduct, beneficiaries shall only be permitted to exercise their Options if they are still employees on the exercise date. These provisions apply by analogy to company directors.

In the event of their retirement, Beneficiaries will also be permitted to exercise their Options regardless of the fact that on the exercise date they are no longer employees or directors of the company, provided that they had the right to exercise the Options on the date of their retirement.

In the event of disablement, as defined in article 91 ter - 3° of annex II of the French Tax Code (CGI), Beneficiaries will also be permitted to exercise their Options regardless of the fact that on the exercise date they are no longer employees or directors of the company, provided that they had the right to exercise the Options on the date of disablement.

In the event of a Beneficiary(1)s death, his/her heirs or assignees will be permitted to exercise the Options provided that the deceased Beneficiary had the right to exercise the Options on the date of his/her death. However, pursuant to the provisions of article 208-7 of Law 66-537 of 24 July 1966, the heirs or assignees must exercise the Options within six months of the Beneficiary(1)s death, since any Options not exercised at the end of this period shall automatically expire.

        2.     Options will be exercised by submitting the option exercise form, together with full payment of the price of the shares in respect of which the Options are being exercised.

        3.     Any charges incurred on the exercise of the Options will be assumed by the Company.

3.4. Payment of Exercise Price:

The company will define the terms and conditions of payment of the Exercise Price and notify the Beneficiaries accordingly.

3.5 Method:

Options will be exercised by submitting the option exercise form, together with full payment of the price of the shares in respect of which the Options are being exercised, to the Company(1)s appointed registrar for registration of the shares in the shareholder(1)s name.

4.     NON-TRANSFERABILITY:

The Options are non-assignable and non-transferable, except in the event of the Beneficiary's death.

5.     CHANGE OF EXERCISE PRICE:

The Exercise Price is fixed for the life of the Options.

However, as established by law, the board of directors may modify the Exercise Price and the number of underlying shares as required to reflect the impact of any financial transactions or corporate actions of the type specified in article L.208-5 of Law 66-537 of 24 July 1966.

In such cases, the board of directors reserves the right to temporarily suspend the Option exercise rights for the duration of the said operations, for a period of no more than three months.

6.     MERGER OR CHANGE OF CONTROL AT PARISBOURSESBF SA:

In the event of a merger or a change in the direct or indirect control of the Company, the conditions for exercise of the Options may be changed.

Specifically, the company may:

Arrange for accelerated exercise of the Options during the lock-in period set by the board of directors, that is until 27 June 2002;

Agree a commitment with the new majority shareholder to grant the Beneficiaries new share purchase or subscription options in exchange for the Options;

Negotiate with the new majority shareholder an offer to exchange the PARISBOURSESBF SA shares received on exercise of the Options for shares issued by this new majority shareholder;

Arrange some other form of compensation.

7.     APPLICABLE LAW—JURISDICTION

The Plan is governed by French law.

The provisions of the Plan are subject to the provisions of articles L.208-1 to 208-8-2 of Law 66-537 of 24 July 1966 and articles 174-8 to 174-21 of the Decree of 23 March 1967.

8.     PRACTICALITIES:

The shares issued on exercise of the options will be held as registered shares either with the Company itself or with a registrar appointed by the Company.

The President.

Additional clause to the Regulations of the PARISBOURSESBF SA stock option plan approved by the board of directors on 30 May 2000, dated 26 June 2002

The aim of this additional clause is to supplement and modify the regulations governing the stock option plan launched on 27 June 2000.

Context:

In September 2000, the exchanges of Paris, Amsterdam and Brussels merged to form the first pan-European stock exchange, under holding company Euronext NV. All shares in PARlSBOURSESBF SA, now Euronext Paris SA, were transferred to Euronext NV under the terms of the merger. PARlSBOURSESBF SA therefore became a 100%-owned subsidiary of Euronext NV. Euronext NV was listed in July 2001.

It should be recalled that the aim of the stock options (the Options) granted to employees and directors of PARlSBOURSESBF SA as of 27 June 2000 was to give employees and directors the opportunity to share in the group's performance.

Given this objective, and in view of PARlSBOURSESBF SA's integration within the Euronext group, it was decided that beneficiaries should henceforth be given the opportunity to participate in the performance of the Euronext NV stock.

Accordingly, the regulations of the stock option plan (the Plan) launched on 27 June 2000 have been amended as follows:

Article 1:

The first paragraph of article 3 (Exercise of the Options) has been replaced by the following text:

"Each Option granted gives the holder the right to buy one share in the Company at a predetermined price (the "Exercise Price") subject to the conditions established in this Plan.

The PARlSBOURSESBF SA shares received on exercise of the Options will be immediately and automatically transferred to the Foundation. In exchange for this contribution, Beneficiaries will receive:

        1)    shares in Euronext NV, on the basis of an exchange ratio of 7.02 Euronext NV shares for every PARlSBOURSESBF SA share;

        2)    No share fractions will be issued as a result of this share exchange. A cash payment will be made in respect of any Euronext NV share fractions on the date on which the options are exercised. The value of this payment will be calculated on the basis of the market price of Euronext NV shares on the exercise date.

Article 2:

The third paragraph of article 3.3 is amended to read as follows:

"Any charges incurred on the exercise of the Options and the conversion of PARlSBOURSESBF SA shares into Euronext NV shares will be assumed by the Company."

The President

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REGULATIONS OF THE PARIBOURSESBF SA STOCK OPTION PLAN APPROVED BY THE BOARD OF DIRECTORS OF PARIBOURSESBF SA ON 30 MAY 2000 AND ADDITIONAL CLAUSE APPROVED ON 26 JUNE 2002
Additional clause to the Regulations of the PARISBOURSESBF SA stock option plan approved by the board of directors on 30 May 2000, dated 26 June 2002